UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

APPLE HOSPITALITY TWO, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-49748	54-2010305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality Two, Inc. (which is referred to below as the “Company”) is filing this report in accordance Item 2.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 20, 2007, our subsidiary, AHT Residence Inn II Limited Partnership, closed on the sale of one of our hotels located in Las Vegas, Nevada. The hotel sold by our subsidiary is a Residence Inn® by Marriott containing 192 guest rooms. The sale price for the hotel was $65,000,000. The Company used approximately $47.8 million of the proceeds from the sale to defease the note payable secured by the property and to extinguish our outstanding line of credit.

Additional information regarding the hotel and contract is set forth in our Form 8-K dated September 27, 2006 and filed with the Securities and Exchange Commission on October 3, 2006, which is incorporated herein by reference.

Any and all brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality Two, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

April 23, 2007